                                                                     Exhibit 36

                    AMENDMENT NO. 29 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

         This AMENDMENT NO. 29 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of October 15, 1999 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

         WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between H Group LLC, a Delaware limited liability company ("HG"), and the Partnership (the "Exchange Agreement"), HG agreed, among other things, to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplated the transfer by the Partnership to HG of 5,000 Common Units of Limited Partner Interest on the date thereof and, subject to the terms of the First Option, 5,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month thereafter (each such transfer a "First Option Maintenance Transfer") for such number of months set forth in the Exchange Agreement;

         WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement and desires to effect the First Option Maintenance Transfer due on October 15, 1999;

         WHEREAS, HG was admitted to the Partnership as an Additional Limited Partner as of December 15, 1997 pursuant to Amendment No. 2 to the Limited Partnership Agreement;

         WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the First Option Maintenance Transfer due on October 15, 1999; and

         WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the twenty-third month of the term of the First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 6494.0 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 52 of the Partnership.

                  (b) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this SECTION 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after December 15, 1999 (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the Registration Rights Agreement dated as of December 15, 1997 by and among PGRT, the Partnership and HG as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

         Section 2. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of EXHIBIT A attached hereto. From and after the effectiveness of this Amendment, the amended and restated EXHIBIT A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 3.   REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP
AGREEMENT.

                  A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                  B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

         Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                                         AMENDMENT NO. 29 TO AMENDED AND
                                         RESTATED AGREEMENT OF LIMITED
                                         PARTNERSHIP OF PRIME GROUP REALTY, L.P.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                         MANAGING GENERAL PARTNER:

                                         PRIME GROUP REALTY TRUST, a
                                         Maryland real estate investment trust


                                         By:    /s/ W. Michael Karnes
                                            -----------------------------------

                                         Name:      W. Michael Karnes

                                         Title:     Exec. Vice President


                                         LIMITED PARTNERS:

                                         Each Limited Partner hereby executes
                                         this Amendment to the Limited
                                         Partnership Agreement.

                                         By:   PRIME GROUP REALTY TRUST, a
                                               Maryland real estate investment
                                               trust, as attorney-in fact


                                                By:  /s/ W. Michael Karnes
                                                   ----------------------------

                                                Name:   W. Michael Karnes

                                                Title:  Exec. Vice President

                                   EXHIBIT A*

              PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS

                                                 Number of               Capital
Managing General Partner                        Common Units           Contribution
------------------------                        ------------           ------------
Prime Group Realty Trust                         15,135,827              **
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Richard S. Curto
        James F. Hoffman
GENERAL PARTNER
                                                    927,100              $18,542,000
The Nardi Group, L.L.C.
     c/o Stephen J. Nardi
     4100 Madison Street
     Hillside, IL  60162
LIMITED PARTNERS
The Nardi Group, L.L.C.                             328,182               $4,906,061
     c/o Stephen J. Nardi
     4100 Madison Street
     Hillside, IL  60162

Edward S. Hadesman                                  388,677               $7,773,540
Trust Dated May 22, 1992
     c/o Edward S. Hadesman
     2500 North Lakeview
   Unit 1401
     Chicago, IL  60614
Grandville/Northwestern                               9,750                 $195,000
Management Corporation
     c/o Edward S. Hadesman
     2500 North Lakeview
   Unit 1401
     Chicago, IL  60614


-----------------------
*  As amended by Amendment No. 29 to the Amended and Restated Agreement of
   Limited Partnership of Prime Group Realty, L.P.

** This amount shall be inserted by the Managing General Partner.



                                                 Number of               Capital
Managing General Partner                        Common Units           Contribution
------------------------                        ------------           ------------
Carolyn B. Hadesman                                  54,544               $1,090,880
Trust Dated May 21, 1992
     c/o Edward S. Hadesman
     2500 North Lakeview
   Unit 1401
     Chicago, IL  60614
Lisa Hadesman 1991 Trust                            169,053               $3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview
   Unit 1401
     Chicago, IL  60614
Cynthia Hadesman 1991 Trust                         169,053               $3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview
   Unit 1401
     Chicago, IL  60614
Tucker B. Magid                                      33,085                 $661,700
     545 Ridge Road
     Highland Park, IL 60035
Frances S. Shubert                                   28,805                 $576,100
     511 Lynn Terrace
     Waukegan, IL  60085
Grandville Road Property, Inc.                        7,201                 $144,020
     c/o Ms. Frances S.
   Shubert
     511 Lynn Terrace
     Waukegan, IL  60085
Sky Harbor Associates                                62,149               $1,242,980
     c/o Howard I. Bernstein
     6541 North Kilbourn
     Lincolnwood, IL  60646
Jeffrey A. Patterson                                110,000               $2,200,000
     c/o Prime Group Realty Trust
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
Primestone Investment Partners, L.P.              7,944,893               **
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Paul A. Roehri

----------------------------------
**  This amount shall be inserted by the Managing General Partner.


                                   EXHIBIT A-2


                                                 Number of               Capital
Managing General Partner                        Common Units           Contribution
------------------------                        ------------           ------------
Prime Group VI, L.P.                                304,097               $6,050,500
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Michael W. Reshcke
         Robert J. Rudnik
H Group LLC                                         133,050               $2,000,000
     c/o Heitman Financial Ltd.
     180 N. LaSalle
     Suite 3600
     Chicago, IL  60601
     Attn:  Norman Perlmutter
Ray R. Grinvalds                                      5,216                 $104,320
     217 Deer Valley Drive
     Barrington, IL  60010
Warren H. John, as Trustee of the Warren             37,259                 $745,180
H. John Trust dated December 18, 1998
     1730 N. Clark Street
     Chicago, IL  60614


                                 EXHIBIT A-3

                                                 Number of                       Capital
Managing General Partner                       Preferred Units                 Contribution
------------------------                       ---------------                 ------------
Prime Group Realty Trust                        2,000,000                          **
     77 West Wacker Drive                       Convertible Preferred
     Suite 3900                                 Units
     Chicago, IL  60601
     Attn:  Richard S. Curto
       James F. Hoffman
Prime Group Realty Trust                        4,000,000                           **/
     77 West Wacker Drive                       Series B Preferred Units
     Suite 3900
     Chicago, IL  60601
     Attn:  Richard S. Curto
       James F. Hoffman



---------------
**       This amount shall be inserted by the Managing General Partner.


                              EXHIBIT A-4